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                                                                    Exhibit 23.1

                             SMARTDISK CORPORATION

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-48466) of SmartDisk Corporation and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-91341) pertaining to the SmartDisk Corporation 1999 Incentive Compensation Plan, 1999 Employee Stock Purchase Plan, 1998 Employee Stock Option Plan and 1998 Directors and Consultants Stock Option Plan and in the Registration Statement (Form S-8 No. 333-48160) relating to 500,000 shares of common stock pertaining to the 1999 Incentive Compensation Plan, as amended (the "Plan"), of SmartDisk Corporation and 285,947 shares of common stock pertaining to options issued outside the Plan of our report dated January 31, 2003, with respect to the consolidated financial statements of SmartDisk Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                        /s/ Ernst & Young LLP

Miami, Florida
March 26, 2003